INDEX TO EXHIBITS


Exhibit                                                          Sequentially
Number              Exhibits                                     Numbered Page

 4.1        Restated Certificate of Incorporation of the
            Registrant (previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference)

 4.2 By-Laws of the Registrant, as revised and amended (previously filed as an exhibit to the Registrant's Annual Report in Form 10-K for the year ended December 31, 1991 (No. 1-496 and incorporated herein by reference)

 4.3        Global Environmental Solutions, Inc.                        11
            Retirement Savings Plan

 4.4        Global Environmental Solutions, Inc.                        79
            Retirement Savings Plan Related Trust
            Agreement

 4.5        Noble Lowndes Corrections  Plan                             94
            Administration Services Agreement

24          Consent of Independent Accountants                         119

25          Powers of Attorney (authorizing execution                  121
            of Registrant's Registration Statement on
            Form S-8 on behalf of certain directors of Registrant)